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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 30, 2005

     STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-120916 (Commission file number)	30-0183252 (I.R.S. employer identification no.)

383 Madison Avenue New York, New York (Address of principal executive offices)	10179 (ZIP Code)

Registrant's telephone number, including area code      (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

          On or about August 30, 2005, the Registrant will cause the issuance and sale of Structured Asset Mortgage Investments II Trust 2005-F1 Pass-Through Certificates, Series 2005-F1 (the “Certificates”) pursuant to a Pooling Agreement, dated August 30, 2005, between the Registrant and U.S. Bank National Association.

          In connection with the sale of the Certificates, the Registrant has been advised by Bear Stearns & Co. Inc. (“Bear Stearns”), that Bear Stearns has furnished to prospective investors certain information attached hereto as Exhibit 99.1 that may be considered “computational materials” (as defined in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the “Commission”) to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association) (the “Computational Materials”) with respect to the Certificates following the effective date of Registration Statement No. 333-120916 which Computational Materials are being filed as exhibits to this report.

          The Computational Materials have been provided by Bear Stearns and were prepared at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. The Computational Materials may be based on assumptions that differ from the assumptions set forth in the Prospectus Supplement. The Computational Materials may not include, and do not purport to include, information based on assumptions representing a complete set of possible scenarios. Accordingly, the Computational Materials may not be relevant to or appropriate for investors other than those specifically requesting them.

          In addition, the actual characteristics and performance of the pooled certificates underlying the Certificates (the “Pooled Certificates”) may differ from the assumptions used in the Computational Materials, which are hypothetical in nature and which were provided to certain investors only to give a general sense of how the yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Certificates might vary under varying prepayment and other scenarios. Any difference between such assumptions and the actual characteristics and performance of the Pooled Certificates will affect the actual yield, average life, duration, expected maturity, interest rate sensitivity and cash flow characteristics of the Certificates.

Item 9.01     Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Item 601(a) of Regulation S-K Exhbit No.	Description

1	99.1	Computational Materials — Computational Materials (as defined in Item 8.01) that have been provided by the Underwriter to certain prospective purchasers of Structured Asset Mortgage Investments II Trust 2005-F1 Pass-Through Certificates, Series 2005-F1 (filed in paper pursuant to the automatic SEC exemption pursuant to Release 33-7427, August 7, 1997)

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. By: /s/ Sara Bonesteel Name: Sara Bonesteel Title: Senior Managing Director

Dated:  August 31, 2005

EXHIBIT INDEX

Exhibit Number	Item 601(a) of Regulation S-K Exhbit No.	Sequentially Numbered Description	Page
1	99.1	Computational Materials	Filed Manually